SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) May 21, 2009

CIGNA Corporation
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	1-08323 (Commission File Number)	06-1059331 (IRS Employer Identification No.)

Two Liberty Place, 1601 Chestnut Street
Philadelphia, Pennsylvania 19192
(Address of principal executive offices)  (Zip Code)

Registrant's telephone number, including area code:

(215) 761-1000

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

CIGNA Corporation announced that it has (1) entered into a separation agreement with Michael W. Bell pursuant to which Mr. Bell will resign as Executive Vice President and Chief Financial Officer of the Company, effective May 26, 2009 and (2) appointed Annmarie Hagan as the Company’s Executive Vice President and Chief Financial Officer, effective May 26, 2009.  A copy of the press release announcing Mr. Bell’s resignation and Ms. Hagan’s appointment is attached hereto as Exhibit 99.1 and is incorporated by reference.  There was no disagreement or dispute with the Company surrounding Mr. Bell’s resignation.

Mr. Bell’s agreement sets forth non-competition and non-solicitation covenants by Mr. Bell and various other commitments, covenants and waivers.  The agreement further confirms Mr. Bell’s rights to previously earned or vested benefits, valued at approximately $6.8 million, principally consisting of accrued benefits under qualified and supplemental pension and deferred compensation plans in which Mr. Bell participates.  In addition, the agreement provides for additional benefits consisting of the payment of one year’s salary, pro-rata payouts based on service through the date of termination under annual and long-term incentive arrangements and miscellaneous insurance and outplacement benefits that (based upon the methodology used in the Company’s 2009 proxy statement) collectively are valued at approximately $3.6 million.  A copy of Mr. Bell’s separation agreement is attached hereto as Exhibit 10.1, and the description of that agreement contained herein is qualified in its entirety by reference to the attached document.

In connection with Ms. Hagan’s appointment, Ms. Hagan will receive an annual base salary of $475,000, her annual Management Incentive Plan target for the 2009 performance year will be $400,000 and her long term incentive targets will be approximately $2.3 million.  Ms. Hagan was granted the following transitional  strategic performance units under the long term incentive plan:  (a) 2,492 units for the 2007-2009 performance period; (b) 6,765 units for the 2008-2010 performance period; and (c) 8,831 units for the 2009-2011 performance period.

As of the date hereof, the Company has not named a Chief Accounting Officer or Controller for the Company to fill the roles held by Ms. Hagan.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits.

10.1	Agreement and Release dated May 22, 2009
99.1	Press Release dated May 26, 2009

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CIGNA CORPORATION

Date: May 26, 2009	By: /s/ Nicole S. Jones
Nicole S. Jones
Vice President and
Deputy General Counsel